Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wynn Las Vegas, LLC (the “Company”) for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marc D. Schorr, as Chief Executive Officer of the Company and David R. Sisk, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARC D. SCHORR
Name:	Marc D. Schorr
Title:	Chief Executive Officer and President
(Principal Executive Officer)
Date:	August 5, 2005

/s/ DAVID R. SISK
Name:	David R. Sisk
Title:	Chief Financial Officer and
Senior Vice President
(Principal Financial and Accounting Officer)
Date:	August 5, 2005